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                                                                    EXHIBIT 99.4
                         CREDENCE SYSTEMS CORPORATION

            NON-EMPLOYEE DIRECTOR AUTOMATIC STOCK OPTION AGREEMENT


RECITALS
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          A.  The Corporation has approved an automatic option grant program under the 1993 Stock Option Plan (the "Plan") pursuant to which the non-employee members of the Corporation's Board of Directors (the "Board") will automatically receive periodic option grants designed to reward them for services they have rendered to the Corporation and to encourage them to continue in the service of the Corporation.

          B. Optionee is a non-employee member of the Board and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of a stock option to purchase shares of the Corporation's common stock ("Common Stock"), under the Plan.

          C. The granted option is intended to be a non-statutory option which does not meet the requirements of Section 422 of the Internal Revenue Code and
     ---
is designed to provide Optionee with a meaningful incentive to continue to serve as a member of the Board.

          NOW, THEREFORE, it is hereby agreed as follows:

          1.  GRANT OF OPTION.  Subject to and upon the terms and conditions set
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forth in this Agreement, there is hereby granted to Optionee, as of the date of grant (the "Grant Date") specified in the accompanying Notice of Grant of Non-Employee Director Automatic Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of Common Stock (the "Option Shares") as is specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the price per share (the "Option Price") specified in the Grant Notice.

          2.  OPTION TERM.  This option shall have a maximum term of ten (10)
              ------------
years measured from the Grant Date and shall expire at the close of business on the Expiration Date specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5, 7 or 8 of this Agreement.

          3.  LIMITED TRANSFERABILITY.  This option, together with the special
              ------------------------
stock appreciation right provided under Paragraph 8(b), shall be neither transferable nor assignable by Optionee, other than a transfer of this option effected by will or by the laws of descent and distribution following Optionee's death, and may be exercised, during Optionee's lifetime, only by Optionee.

          4.  DATES OF EXERCISE.  This option shall become exercisable in a
              ------------------
series of installments as specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term. In no
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event shall this option become exercisable for any additional Option Shares following Optionee's cessation of service as a Board member.

          5.  CESSATION OF BOARD SERVICE.  Should Optionee's service as a Board
              --------------------------
member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

          (i) Should Optionee cease to serve as a Board member for any reason other than death or permanent disability while holding this option, then the period for exercising this option shall be reduced to a six (6)-month period commencing with the date of such cessation of Board service, but in no event shall this option be exercisable at any time after the specified Expiration Date. During such limited period of exercisability, this option may not be exercised for more than the number of Option Shares (if any) for which it is exercisable on the date Optionee ceases service as a Board member. Upon the expiration of such six (6)-month period or (if earlier) upon the Expiration Date, the option shall terminate and cease to be exercisable.

          (ii) Should Optionee die during the six (6)-month period following his or her cessation of Board service, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option for any or all of the Option Shares for which the option is exercisable at the time of Optionee's cessation of Board service (less any Option Shares purchased by Optionee after his or her cessation of Board service but prior to death). Such right of exercise shall terminate, and this option shall accordingly cease to be outstanding, upon the earlier of (A) the expiration of the twelve (12)-month
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period measured from the date of Optionee's death or (B) the specified
Expiration Date.

          (iii) Should Optionee die or become permanently disabled while serving as a Board member, then this option shall accelerate in full and Optionee, or the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution following Optionee's death, shall have the right to exercise this option for any or all of the Option Shares subject to this option at the time of Optionee's cessation of Board service. Such right of exercise shall terminate, and this option shall accordingly cease to be outstanding, upon the earlier of (A) the expiration of the twelve (12)-
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month period measured from the date on which Optionee dies or becomes permanently disabled or (B) the specified Expiration Date.

          (iv) During the applicable post-service exercise period in effect under subparagraphs (i) through (iii) above, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) for which such option is, at the time of Optionee's cessation of Board service, exercisable in accordance with the normal exercise provisions of Paragraph 4 or the special acceleration provisions of Paragraph 7 or 8, to the extent applicable.

                                      2.
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Upon Optionee's cessation of Board service for any reason other than death or permanent disability, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares for which such option is not otherwise at that time exercisable in accordance with the applicable provisions of this Agreement.

          (v) Optionee shall be deemed to be PERMANENTLY DISABLED or to have suffered PERMANENT DISABILITY if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          6.  ADJUSTMENT IN OPTION SHARES.  Should any change be made to the
              ----------------------------
Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting such Common Stock as a class without the Corporation's receipt of consideration, then the number and class of securities purchasable under this option and the Option Price payable per share shall be appropriately adjusted to prevent the dilution or enlargement of Optionee's rights hereunder; provided, however, the
                                                        ---------
aggregate Option Price shall remain the same.

          7.  CORPORATE TRANSACTION.  In the event of any of the following
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stockholder-approved transactions to which the Corporation is a party (a
"Corporate Transaction"):

          (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or

          (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to person or persons different from those who held such securities immediately prior to such merger, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Upon the consummation of the Corporate Transaction, this option shall terminate and cease to be outstanding.

                                      3.
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          8.   CHANGE IN CONTROL/HOSTILE TAKEOVER.
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          (a) This option, to the extent outstanding at the time of a Change in
Control (as defined below) but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. This option as so accelerated shall remain fully exercisable until the earliest to
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occur of (i) the specified Expiration Date of the option term, (ii) the sooner termination of this option in accordance with Paragraph 5 or 7 or (iii) the surrender of this option under Paragraph 8(b).

          (b) Provided this option has been outstanding for at least six (6) months prior to the occurrence of a Hostile Take-Over (as defined below), Optionee shall have an unconditional right (exercisable during the thirty (30)- day period immediately following the consummation of such Hostile Take-Over) to surrender this option to the Corporation in exchange for a cash distribution from the Corporation in an amount equal to the excess of (I) the Take-Over Price of the Option Shares at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (II) the aggregate Option Price payable for such shares.

          To exercise this limited stock appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the Option is being surrendered. Such notice must be accompanied with the return of Optionee's copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) days following such delivery date, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the shares subject to the surrendered option (or the surrendered portion), and Optionee shall cease to have any further right to acquire those Option Shares under this Agreement. In the event this option is surrendered for only a portion of the Option Shares at the time subject thereto, the Corporation shall issue a new stock option agreement (substantially in the form of this Agreement) for the balance of the Option Shares for which this option is not surrendered.

          This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.

          (c) Definitions:  For purposes of this Agreement, the following
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definitional provisions shall be in effect:



              A CHANGE IN CONTROL shall be deemed to occur in the event:

                 (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires
                                      4.
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    beneficial ownership (within the meaning of Rule 13d-3 of the Securities
    Exchange Act of 1934 -- the "1934 Act") of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

                 (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                 A HOSTILE TAKE-OVER shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept and (ii) more
                                                                   ---
    than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

                 The TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share of Common Stock on the
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    option surrender date, as determined in accordance with the valuation provisions of Paragraph 9(b), or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over.

          9.   MANNER OF EXERCISING OPTION.
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          (a)  In order to exercise this option for all or any part of the
Option Shares for which the option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                 (i) Provide the Secretary of the Corporation with written notice of the option exercise (the "Exercise Notice"), in substantially the form of Exhibit I attached hereto, in which there is specified the number of Option Shares which are to be purchased under the exercised option.

                                      5.
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                 (ii) Pay the aggregate Option Price for the purchased shares in one of the following alternative forms:

                 1. full payment in cash or check made payable to the Corporation's order; or

                 2. full payment in shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date; or

                 3. full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Corporation's order; or

                 4. full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide irrevocable written instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                 (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

          (b) For purposes of subparagraph 9(a) above and for all other valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the determined in accordance with the following provisions:

              (i) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

                                      6.
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          (ii) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (c) The Exercise Date shall be the date on which the Exercise Notice is delivered to the Secretary of the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Option Price for the purchased shares must accompany such notice.

          (d) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or other person or persons exercising this option) a certificate or certificates representing the purchased Option Shares.

          (e) In no event may this option be exercised for any fractional share.

          10.  STOCKHOLDER RIGHTS.   The holder of this option shall not have
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any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised this option and paid the Option Price for the purchased shares.

          11.  NO IMPAIRMENT OF RIGHTS.  This Agreement shall not in any way
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affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          12.  COMPLIANCE WITH LAWS AND REGULATIONS.  The exercise of this
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option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Common Stock may be listed at the time of such exercise and issuance.

          13.   SUCCESSORS AND ASSIGNS.  Except to the extent otherwise provided
                -----------------------
in Paragraph 3 or 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

          14.   DISCHARGE OF LIABILITY.  The inability of the Corporation to
                ----------------------
obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. However, the Corporation shall use its best efforts to obtain all such applicable approvals.

                                      7.

          15.  NOTICES.  Any notice required to be given or delivered to the
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Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporate Offices at 3500 West Warren Avenue, Fremont, CA 94538. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          16.  CONSTRUCTION/GOVERNING LAW.  This Agreement and the option
               --------------------------
evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, including the automatic option grant provisions of Article Three of the Plan. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                      8.
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                                   EXHIBIT I
                                   ---------

                               NOTICE OF EXERCISE
                                       OF
                           NONSTATUTORY STOCK OPTION
                           -------------------------


          I hereby notify Credence Systems Corporation (the "Corporation") that I elect to purchase _________ shares of Common Stock of the Corporation (the "Purchased Shares") pursuant to that certain option (the "Option") granted to me on ___________, 199__ to purchase up to __________ shares of the Corporation's Common Stock at an option price of $______ per share (the "Exercise Price").

          Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker/dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for the Purchased Shares.



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Date                                                                    Optionee

                                    Address:          --------------------------

                                                      --------------------------


Print name in exact manner
it is to appear on the
stock certificate:
                                                      --------------------------

Address to which certificate
is to be sent, if different
from address above:
                                                      --------------------------

                                                      --------------------------
Social Security Number:
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